              As filed with the Securities and Exchange Commission
                                 on June 27, 2002

                                                    Registration No. 333-81813
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      13-3652685
(State or other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                       Identification No.)

     32 Center Street, Darien, CT                           06820
(Address of principal executive offices)                 (Zip Code)

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                  1992 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                       (Additional 250,000 Shares Added)
                            (Full Title of the Plan)

                                 Peter T. Noone
                                 General Counsel
                       Hungarian Telephone and Cable Corp.
                                32 Center Street
                                Darien, CT 06820
                                 (203) 656-3882

                       (Name, Address including Zip Code,
                   and Telephone Number of Agent for Service)

                     Parts I and II and Re-Offer Prospectus

     The Registrant's Registration Statement No. 333-81813 was deemed effective by the Securities and Exchange Commission on June 29, 1999 in connection with the offering of 250,000 shares of common stock. At the Registrant's Annual Meeting of Stockholders on May 22, 2002, the Registrant's stockholders approved an amendment to the Registrant's 1992 Incentive Stock Option Plan. Such amendment extended the term of the plan by five additional years and renamed the plan, the "2002 Incentive Stock Option Plan." Accordingly, all references to the 1992 Incentive Stock Option Plan or the "Incentive Plan" in the Registration Statement, Prospectus and Re-Offer Prospectus shall now be deemed to reference the 2002 Incentive Stock Option Plan.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 8 of Part II is replaced in its entirety with the following:

Item 8.   Exhibits
-------------------
Regulation S-K                                       Reference to Prior
  Exhibit                                            Filing or Exhibit
  Number                 Document                    Number Attached Hereto
------------------------------------------------     ----------------------
    4.1   Certificate of Incorporation                         4.1
          of the Registrant, as amended

    4.2   Bylaws of the Registrant, as amended                 4.2

    4.3   2002 Incentive Stock Option Plan, as amended         4.3

    5     Opinion of Peter T. Noone,
          General Counsel of the Registrant                    5

    23    Consent of Peter T. Noone, General              Included in
          Counsel of the Registrant                       Exhibit 5

    23.1  Consent of KPMG Peat Marwick
          LLP, certified public accountants                   23.1

    24    Power of Attorney                               Contained on
                                                         Signature Page

     In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form S-8 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, June 27, 2002.

                                   HUNGARIAN TELEPHONE AND CABLE CORP.

                                   By:  /s/ Peter T. Noone
                                        Peter T. Noone
                                        General Counsel and Authorized
                                        Representative on behalf
                                        of the Registrant and the
                                        Registrant's Board of Directors

                                INDEX TO EXHIBITS

Exhibit
No.     Description

4.1     Certificate of Incorporation of the Registrant, as amended*

4.2     Bylaws of the Registrant, as amended*

4.3     2002 Incentive Stock Option Plan

5       Opinion of Peter T. Noone, General Counsel of the Registrant*

23 Consent of Peter T. Noone, General Counsel of the Registrant (included in Exhibit 5)*

23.1    Consent of KPMG Peat Marwick LLP, certified public accountants*

24      Power of Attorney*

*Previously filed with original registration statement or incorporated by reference into original registration statement